UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 29, 2016

TubeMogul, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36543	51-0633881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 53rd Street, Suite 2

Emeryville, California 94608

(Address of principal executive offices, including zip code)

(510) 653-0126

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2016, TubeMogul, Inc., a Delaware corporation (the “Company”), entered into a Third Amendment to Amended and Restated Loan and Security Agreement with Silicon Valley Bank (“SVB”) (the “Amendment”). The Amendment amended certain terms of the Amended and Restated Loan and Security Agreement, dated August 21, 2013, by and between the Company and SVB, as amended, which provides for a growth capital facility and a revolving line of credit from SVB to the Company. Among other things, the Amendment extended the advance request period for the existing $5,000,000 capital equipment financing facility from March 31, 2016 to September 30, 2016. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amendment as set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Amended and Restated Loan and Security Agreement entered into as of June 29, 2016 by and between the Company and SVB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUBEMOGUL, INC.

By:	/s/ Ron Will
Ron Will
Chief Financial Officer

Date: July 1, 2016